UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2019
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive, Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800
NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, Chart Industries, Inc. (the "Company") announced the appointment of Jeffrey Lass as Vice President and Chief Financial Officer of the Company, effective immediately. Mr. Lass, 48, joined the Company on January 14, 2019 after serving as the Vice President of Finance & Operations and the Chief Financial Officer of CognitiveScale since May 2018. Prior to his time at CognitiveScale, Mr. Lass served as Vice President and Chief Financial Officer of Dover Fueling Solutions from December 2016 to May 2018, and previously served in various executive roles for Wayne Fueling Systems (both as part of its ownership by General Electric and Riverstone Holdings after its separation from General Electric in 2014) from February 2011 through December 2016, most recently as Vice President and Chief Financial Officer from June 2014 to December 2016. In connection with the appointment of Mr. Lass, Jillian C. Evanko will relinquish her duties as interim Chief Financial Officer and continue in her role as the Company's Chief Executive Officer and President.

In connection with Mr. Lass joining the Company, Mr. Lass will receive a one-time signing bonus of $150,000 and will receive relocation assistance as part of his relocation to the Company's headquarters in Ball Ground, Georgia. In connection with his service as the Company's Vice President and Chief Financial Officer:

•	Mr. Lass's salary will be $410,000 on an annualized basis;

•	Mr. Lass's target incentive amount for 2019 under the Company's annual cash incentive program will be 70% of his salary;

•
In connection with his appointment as Vice President and Chief Financial Officer, Mr. Lass will receive a long-term incentive award made pursuant to the Company’s 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”) equal to 150% of his salary; and Mr. Lass will accordingly be granted an equity award under the Omnibus Equity Plan of 5,880 nonqualified stock options, 2,790 restricted stock units and 3,720 performance share units;

•	For grants of long-term incentive awards after 2019 made pursuant to the Omnibus Equity Plan, Mr. Lass will be entitled to an award equal to 100% of his salary; and

•	Mr. Lass will receive a car allowance of $9,600 per annum.

Additional terms of the employment of Mr. Lass will be formalized at a later time in a written employment agreement. There are no arrangements or undertakings between Mr. Lass and any other persons pursuant to which he was selected to serve as the Company’s Chief Financial Officer, nor are there any family relationships between Mr. Lass and any of the Company’s directors or executive officers. Mr. Lass has no material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

A copy of the Company's press release announcing this appointment is attached as Schedule 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated January 14, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: January 14, 2019
By: /s/ Jillian C. Evanko Jillian C. Evanko, Chief Executive Officer and President